Exhibit 4.2

EIGHTH SUPPLEMENTAL INDENTURE, dated as of April 10, 2012 (the “Eighth Supplemental Indenture”) between Meritage Homes Corporation, a corporation organized under the laws of the State of Maryland (the “Issuer”), the Guarantors named therein, and HSBC Bank USA, National Association, as trustee (the “Successor Trustee”), under the Indenture (as defined below). Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

WHEREAS, the Issuer, the Guarantors thereto and Wells Fargo Bank, National Association (the “Prior Trustee”) are parties to that certain Indenture dated as of March 10, 2005 (the “Indenture”) pursuant to which the Company issued its 6.25% Senior Notes 2015 (the “Notes”) and the Guarantors guaranteed the obligations of the Issuer under the Indenture and the Notes;

WHEREAS, the Successor Trustee was appointed the trustee under the Indenture to replace the Prior Trustee pursuant to that certain Instrument of Resignation, Appointment and Acceptance, dated and effective as of May 27, 2008, by and among the Issuer, the Prior Trustee and the Successor Trustee;

WHEREAS, the Issuer, the Guarantors thereto, California Urban Builders, Inc., California Urban Homes, LLC and the Prior Trustee are parties to the First Supplemental Indenture, dated as of April 18, 2005 pursuant to which California Urban Builders, Inc. and California Urban Homes, LLC were added as Guarantors;

WHEREAS, the Issuer, the Guarantors thereto, Greater Homes, Inc., Greater Interiors, LLC and the Prior Trustee are parties to the Second Supplemental Indenture, dated as of September 22, 2005, pursuant to which Greater Homes, Inc. and Greater Interiors, LLC were added as Guarantors;

WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of Texas, LLC, Meritage Homes Operating Company, LLC and the Prior Trustee are parties to the Third Supplemental Indenture, dated as of July 10, 2007, pursuant to which Meritage Homes of Texas, LLC and Meritage Homes Operating Company, LLC were added as Guarantors;

WHEREAS, the Issuer, the Guarantors thereto, WW Project Seller, LLC, and the Successor Trustee are parties to the Fourth Supplemental Indenture, dated as of March 6, 2009, pursuant to which WW Project Seller, LLC was added as a Guarantor;

WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of North Carolina, Inc., and the Successor Trustee are parties to the Fifth Supplemental Indenture, dated as of April 6, 2011, pursuant to which Meritage Homes of North Carolina, Inc. was added as a Guarantor;

WHEREAS, the Issuer, the Guarantors thereto, Carefree Title Agency, Inc., and the Successor Trustee are parties to the Sixth Supplemental Indenture, dated as of February 14, 2012, pursuant to which Carefree Title Agency, Inc. was added as a Guarantor;

WHEREAS, California Urban Builders, Inc. filed a Certificate of Election to Wind Up and Dissolve and a Certificate of Dissolution with the Secretary of State in the State of California on February 17, 2012, and therefore is no longer a Guarantor to the Indenture;

WHEREAS, the Issuer, the Guarantors thereto, M&M Fort Myers Holdings, LLC, and the Successor Trustee are parties to the Seventh Supplemental Indenture, dated as of March 7, 2012, pursuant to which M&M Fort Myers Holdings, LLC was added as a Guarantor;

WHEREAS, the Issuer is making an offer to purchase for cash all outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement and accompanying Consent and Letter of Transmittal, dated March 19, 2012 (the “Tender Offer and Consent”);

WHEREAS, pursuant to the Tender Offer and Consent, the Issuer has solicited the consents from Holders of the Notes to certain amendments to the Indenture, which are contained in this Eighth Supplemental Indenture;

WHEREAS, Section 8.02 of the Indenture provides that the Issuer, upon written request accompanied by a Board Resolution, and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, enter into a supplemental indenture to provide for, among other things, the amendments set forth below, except with respect to Section 4.20 of the Indenture regarding changes of control which requires the consent of the Holders of at least two-thirds of the aggregate principal amount of the Notes then outstanding;

WHEREAS, the Tender Offer and Consent is conditioned upon, among other things, the proposed amendments (the “Proposed Amendments”) to the Indenture set forth herein having been approved by at least a majority in aggregate principal amount of the Notes then outstanding, except with respect to the proposed amendments to Section 4.20 of the Indenture regarding changes of control which requires the consent of the Holders of at least two-thirds of the aggregate principal amount of the Notes then outstanding, with the effectiveness of such Proposed Amendments subject to the initial acceptance for payment by the Issuer pursuant to the Tender Offer and Consent of at least a majority in aggregate outstanding principal amount of the Notes;

WHEREAS, the Issuer has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture and the Notes;

WHEREAS, all other acts and proceedings required by law, by the Indenture and the articles of incorporation and by-laws of the Issuer to make this Eighth Supplemental Indenture a valid and binding agreement of the Issuer for the purposes expressed herein, in accordance with its terms, have been fully done and performed; and

WHEREAS, each Guarantor hereby acknowledges and consents to amend the Indenture in accordance with the terms and conditions herein.

NOW, THEREFORE, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

1. Amendments.

(a) The Indenture is hereby amended by deleting Sections 4.05, 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.20 and 4.21 of the Indenture and all references thereto in the Indenture in their entirety.

(b) The Indenture is hereby amended by amending Section 4.02 to read in its entirety as follows:

The Issuer shall at all times comply with TIA Section 314(a).

(c) The Indenture is hereby amended by amending Section 4.04 to read in its entirety as follows:

Compliance Certificate. The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer and the Guarantors is taking or propose to take with respect thereto.

(d) The Indenture is hereby amended by amending Section 5.01 to read in its entirety as follows:

The Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into (other than a merger that satisfies the requirements of clause (1) below with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement; provided that at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation; and

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing.

Except as provided under Section 10.04 no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

(1) either:

(a) such Guarantor will be the surviving or continuing Person; or

(b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement; and

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary.

(e) The Indenture is hereby amended by amending Section 6.01 to read in its entirety as follows:

Each of the following is an “Event of Default”:

(1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuer to comply with Section 5.01; and

(4) failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding.

Subject to Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Sale or the requirement for payment of Liquidated Damages unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Issuer or any other Person.

2. Effectiveness. This Eighth Supplemental Indenture supplements the Indenture and shall be a part and subject to all of the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

The amendments effected by this Eighth Supplemental Indenture shall take effect on the date that each of the following conditions shall have been satisfied or waived:

(a) each of the parties hereto shall have executed and delivered this Eighth Supplemental Indenture; and

(b) the Issuer shall have received written consent to these amendments from the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, except with respect to the amendments to Section 4.20 of the Indenture regarding changes of control which requires the consent of the Holders of at least two-thirds of the aggregate principal amount of Notes then outstanding;

provided, however, that the amendments set forth in Section 1 of this Eighth Supplemental Indenture shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the Early Settlement Date as defined in the Tender Offer and Consent.

3. Trust Indenture Act Controls. If any provision of this Eighth Supplemental Indenture limits, qualifies or conflicts with another provision of this Eighth Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date of this Eighth Supplemental Indenture is executed, the provision required by the Trust Indenture Act shall control.

4. Construction. For all purposes of this Eighth Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the defined terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof,” “hereby” and other words of similar import used in this Eighth Supplemental Indenture refer to this Eighth Supplemental Indenture as a whole and not to any particular Section hereof.

5. Trustee Acceptance. The Successor Trustee accepts the amendment of the Indenture effected by this Eighth Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Successor Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Successor Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of each of the Issuer and the Additional Guarantor, respectively, and makes no representations as to the validity or enforceability against either the Issuer or the Additional Guarantor.

6. Indenture Ratified. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

7. Severance/Enforcement. Each provision of this Eighth Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Eighth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8. Successors and Assigns. This Eighth Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

10. Governing Law. This Eighth Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Issuer, the Successor Trustee and the Guarantors have caused this Eighth Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:

MERITAGE HOMES CORPORATION

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ C. TIMOTHY WHITE
	Name:	C. Timothy White
	Title:	General Counsel, Executive Vice President and Secretary

SUCCESSOR TRUSTEE:

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ IGNAZIO TAMBURELLO
Its:	Vice President

[Signature Pages to Eighth Supplemental Indenture ]

GUARANTORS:

MERITAGE PASEO CROSSING, LLC

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE PASEO CONSTRUCTION, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF ARIZONA, INC.

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES CONSTRUCTION, INC.

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Eighth Supplemental Indenture – Continued]

MERITAGE HOMES OF TEXAS HOLDING, INC.

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF CALIFORNIA, INC.

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS JOINT VENTURE HOLDING COMPANY, LLC

By:	Meritage Homes of Texas, LLC
Its:	Sole Member

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOLDINGS, L.L.C.

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Eighth Supplemental Indenture – Continued]

MERITAGE HOMES OF NEVADA, INC.

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH-CAVALIER, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MTH GOLF, LLC

By:	Meritage Homes Construction, Inc.
Its:	Sole Member

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF COLORADO, INC.

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Eighth Supplemental Indenture – Continued]

MERITAGE HOMES OF FLORIDA, INC.

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

CALIFORNIA URBAN HOMES, LLC

By:	Meritage Homes of California, Inc.
Its:	Sole Member and Manager

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF TEXAS, LLC

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Eighth Supplemental Indenture – Continued]

MERITAGE HOMES OPERATING COMPANY, LLC

By:	Meritage Holdings, L.L.C.
Its:	Manager

By:	Meritage Homes of Texas Holding, Inc.
Its:	Sole Member

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

WW PROJECT SELLER, LLC

By:	Meritage Paseo Crossing, LLC
Its:	Sole Member

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

MERITAGE HOMES OF NORTH CAROLINA, INC.

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

CAREFREE TITLE AGENCY, INC.

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Pages to Eighth Supplemental Indenture – Continued]

M&M FORT MYERS HOLDINGS, LLC

By:	Meritage Paseo Crossing, LLC
Its:	Sole Member and Manager

By:	Meritage Homes of Arizona, Inc.
Its:	Sole Member

By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[End of Signature Pages to Eighth Supplemental Indenture]